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EXHIBIT 10.6

                                   FORM OF
                             SERVICING AGREEMENT

     THIS SERVICING AGREEMENT (the "Agreement"), dated as of December 15, 1997, is made by and between AEGIS INVESTMENT TRUST, a Maryland real estate investment trust ("Owner") and AEGIS MORTGAGE CORPORATION, an Oklahoma corporation ("Servicer").

                                  RECITALS

     A. From time to time the Owner may agree to buy mortgages on real estate.

     B. The Servicer is engaged in the business of servicing mortgages and desires and is willing to service mortgages for the Owner and the Owner desires to have mortgages serviced by the Servicer.

     Accordingly, the Servicer and the Owner agree as follows:

                                 ARTICLE I
                                DEFINITIONS

     Section 1.1.   "MORTGAGE LOAN"; "MORTGAGOR".   The term "Mortgage
Loan(s)" as used herein shall mean loans secured by real estate serviced for the owner by the Servicer and shall include both the instrument creating the security interest in the real estate and debt instrument evidencing the obligation secured thereby, unless the context otherwise requires. The term "Mortgagor" shall be deemed to include the maker of the security instrument, the maker of the debt instrument, and any subsequent owner of the mortgaged premises, unless the context otherwise requires.

                                ARTICLE II
                    DUTIES AND OBLIGATIONS OF SERVICER

     Section 2.1.   APPLICATION OF THIS AGREEMENT.   This Agreement shall
govern the servicing by the Servicer of all Mortgage Loans which the Servicer shall agree to service for the Owner. This Agreement has been duly authorized, executed and delivered by Servicer and constitutes a valid obligation of Servicer enforceable in accordance with its terms.


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     Section 2.2.   ASSUMPTION OF DUTIES; STANDARD OF CARE.  Servicer agrees
that it shall at all times service the Mortgage Loan in accordance with all applicable statutes; regulations, contractual provisions, and in accordance with prudent mortgage banking practices. It is understood and agreed that Servicer shall exercise the same standard of care that it exercises in the servicing of Mortgage Loans for its own account. Correspondingly, Owner does hereby grant to the Servicer the right to exercise and enjoy all of the rights, powers and privileges typically enjoyed by a lender servicing mortgages for its own account except as otherwise provided herein. Among the services to be provided by Servicer during the service period are:

          (a) Proceed diligently to collect all payments due under the terms of each Mortgage Loan as it becomes due, except that Servicer shall not accelerate the maturity, file suit or initiate foreclosure of any Mortgage Loan without prior approval from the Owner.

          (b) Keep a complete, accurate and separate account of and properly apply all sums collected by it from the Mortgagor on account of each such Mortgage Loan for principal and interest, taxes, assessments, and other public charges, hazard insurance premiums and mortgage insurance premiums; and upon request, furnish Owner with evidence acceptable to Owner of all expenditures for taxes, assessments and other public charges, hazard insurance premiums and mortgage insurance premiums.

          (c) Deposit funds remitted by the Mortgagor for the purpose of paying principal and interest, taxes, assessments, hazard insurance premiums, mortgage insurance premiums and other such charges in one or more escrow accounts maintained and held in the name of Servicer.

          (d) Perform such other customary duties, furnish such other reports and execute such other documents in connection with its duties hereunder as Owner from time to time may reasonably require, provided that such duties, reports or documents are compatible with duties normally undertaken, reports normally furnished, and documents normally executed by the Servicer in the ordinary course of its loan servicing activities.

     Section 2.3. FEES AND ADVANCES. Servicer shall be responsible for any advances required for the various mortgage escrow/impound accounts, and shall be responsible for prompt payment of all hazard insurance premiums and real estate taxes. If adequate funds are not held in escrow to pay, when due, real estate taxes or insurance premiums on any property securing a Mortgage Loan, Servicer shall advance sufficient funds to cover any such deficiency in a manner to ensure timely payment of such taxes of insurance premiums. Servicer shall also bear all costs normally associated with servicing, including but not limited to interest, if any, payable on escrow accounts.



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     Section 2.4.   REMITTANCES.  The Servicer shall remit actual collected
principal and interest payments less Servicer's compensation as provided in
Section 3.1 hereof, at least monthly.

     Section 2.5. AVAILABILITY OF ORIGINAL DOCUMENTS. Owner shall, or shall cause its custodian to, make available to Servicer original loan documents to the extent reasonably necessary to enable Servicer to carry out normal servicing functions including, but not limited to, payoffs and satisfactions.

                                ARTICLE III
                         COMPENSATION OF SERVICER

     Section 3.1. SERVICER'S COMPENSATION. The Servicer's compensation for the performance of its duties hereunder with respect to each Mortgage Loan, shall consist of an amount to be deducted by the Servicer from the portion of each monthly installment applicable to interest when and as collected.
Unless otherwise agreed by the parties, the rate of compensation for servicing of Mortgage Loans shall be eight dollars per loan per month ($8.00/loan/month), plus any late charges applicable. Such compensation shall be paid for any Mortgage Loans held for all or any part of the month. The Servicer shall also be entitled to miscellaneous fees, earnings from escrow deposits, or other income as is customarily provided by the servicing rights. Servicing compensation shall be due to the Servicer with respect to any Mortgage Loan beginning with the date of commencement of the servicing duties by the Servicer until termination or relinquishment thereof.

                                ARTICLE IV
                               MISCELLANEOUS

     Section 4.1. INDEMNIFY. The Servicer shall indemnify the Owner and hold it harmless for any loss, damage or expense that the Owner may sustain as a result of any failure on the part of the Servicer properly to perform its services, duties, and obligations under this Agreement.

     Section 4.2. TERMINATION. The Owner may terminate servicing by the Servicer with respect to any Mortgage Loan or all Mortgage Loans at any time with or without cause upon sixty (60) days written notice; provided, however, if such termination is without cause, the Owner shall pay Servicer a "Cancellation of Servicing" fee equal to the "fair market value" of the portfolio so terminated, as determined in good faith by both of the parties. Upon termination by the Owner of servicing with respect to any Mortgage Loan, the Servicer shall promptly supply any reports, documents, and


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information as are requested by the Owner, and shall use its best efforts to effect the orderly and efficient transfer of servicing to a new servicer designated by the Owner, including preparation of any accounting and statement in the form requested by the Owner.

     Section 4.3. ASSIGNMENT BY THE OWNER. The Owner shall have the right, with consent of the Servicer, to assign, convey or transfer, in whole or in part, its interest under this Agreement with respect to any Mortgage Loan, and assignee or transferee shall accede to the rights and obligations hereunder of the Owner. All references to the Owner shall be deemed to include its assignee, designee or transferee. The Owner shall have the right to direct the Servicer to send remittances, notices, reports and other communications to any person or entity designated by the Owner, and may designate any such person to exercise any and all rights of the Owner hereunder, provided that the Servicer will be reimbursed for any costs of providing such duplicate reports.

     Section 4.4. ASSIGNMENT BY THE SERVICER. The Servicer agrees that because of the nature of the services to be performed, it shall not have the right to assign its interests under this Agreement, except upon written authorization by the Owner. In the event that the Owner authorizes a subcontract for the servicing of any Mortgage Loan, the Servicer shall not be relieved of any of its obligations under this Agreement with respect to the servicing of such Mortgage Loan.

     Section 4.5. EQUAL OPPORTUNITY. Servicer shall comply with Title VI of the Civil Rights Act of 1964, and title VIII of the Civil Rights Act of 1968, and any applicable regulations and orders thereunder and with Executive Order 11063, Equal Opportunity in Housing, issued by the President of the United States on November 20, 1962.

     Section 4.6. NOTICE. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given or delivered if delivered personally or mailed by registered or certified mail return receipt requested with first class postage prepaid as follows:

          If to Owner:
               AEGIS Investment Trust
               2500 City West Blvd., Suite 1200
               Houston, Texas  77042
               Attn:  Managing Director

          If to Servicer:
               Aegis Mortgage Corporation
               5208 W. Reno, Suite 255


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               Oklahoma City, OK 73127
               Attn: George Ford

or such other address as any person may request by notice given. Notices sent as provided herein shall be deemed to have been delivered on the fifth business day following the date on which it is so mailed.

     Section 4.7. GOVERNING LAW. This agreement shall be governed by and construed under the laws of the State of Texas without regard to such state's provisions pertaining to choice of law.

     Section 4.8. AMENDMENT. This Agreement, including any Schedules or Exhibits hereto and all other agreements and documents executed in connection herewith, constitutes the entire agreement among the parties hereto with respect to the subject hereof and no amendment, alteration or modification of the Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument duly executed by each party hereto.

     Section 4.9. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

     Section 4.10. EXHIBITS AND SCHEDULES. The exhibits and schedules to this Agreement, as amended or modified from time to time, are hereby incorporated and made a part hereof and are an integral part of this Agreement.

     Section 4.11. NO THIRD PARTY BENEFICIARIES. Each of the provisions of this Agreement is for the sole and exclusive benefit of the parties hereto, respectively, as their interests shall appear, and shall not be deemed to be for the benefit of any other person or entity or group of persons or entities.

     Section 4.12. .SURVIVAL. This Agreement, and the representations and warranties contained herein, shall survive the Purchase and shall not merge into the purchase documents.

     Section 4.13. SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of each party hereto, and to each party's successors, assigns, agents and representatives.

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     Section 4.14.  SEVERABILITY CLAUSE.  Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions.


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     IN WITNESS WHEREOF, each party has caused this instrument to be signed in its corporate name on its behalf by its proper officials duly authorized.

                                 AEGIS MORTGAGE CORPORATION
                                 Servicer


                                 By
                                     -------------------------------------
                                     Name:
                                     Title:



                                 AEGIS INVESTMENT TRUST
                                 Owner


                                 By
                                     -------------------------------------
                                     Name:
                                     Title:

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